Name of Registrant:		Seasons Series Trust
Name of Portfolio:		Mid Cap Value
Name of Sub Advisor		Goldman Sachs Asset Management, LP


Name of Issuer  		Ecolab, Inc.

Title of Security		Ecolab, Inc.

Date of First Offering		11/12/2008

Principal Amount of Total Offering		55,769,504

Unit Price		$30.50

Underwriting Spread or Commission		$0.53

Dollar Amount of Purchases		158,600.00

Number of Shares Purchased		5,200

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.0093%
by Portfolio

Percentage of Portfolio Assets		0.3805%
Applied to Purchase

Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased		Merrill Lynch Capital Services, Inc.



Underwriting Syndicate Members		Credit Suisse
					Citigroup
					Goldman Sachs & Co.
					Merrill Lynch & Co.
					JP Morgan














Name of Registrant:		Seasons Series Trust
Name of Portfolio:		Mid Cap Value
Name of Sub Advisor		Goldma Sachs Asset Management, LP

Name of Issuer  		Intrepid Potash, Inc.

Title of Security		Intrepid Potash, Inc.


Date of First Offering		04/21/2008

Principal Amount of Total Offering		 30,000,000.00

Unit Price		$32.00

Underwriting Spread or Commission		$1.92

Number of Shares Purchased 		300

Dollar Amount of Purchases		$9,600.00

Years of Continuous Operation		3+

Percentage of Offering Purchased		0.0010%
by Portfolio

Percentage of Portfolio Assets
Applied to Purchase			0.0123%

Name(s) of Underwriter(s) or
Dealer(s) from whom Purchased
Securities				Merrill Lynch Capital
					Services, Inc.

Underwriting Syndicate Members		N/A